Trans Energy, Inc.
August 13, 1998
Page 2

                                                                      Exhibit 5
                                                                         Opinion
                               Leonard E. Neilson
                                 Attorney at Law
                              1121 East 3900 South
                               Suite 200, Bldg. C
                            Salt Lake City, UT 84124
Phone:  (801) 288-2855                                      Fax:  (801) 288-2850


                               September 17, 1998



Trans Energy, Inc.
210 Second Street
P.O. Box 393
St. Marys, West Virginia 2170

                  Re:      Form S-4 Registration Statement of Trans Energy, Inc.

To the Board of Directors:

         I have acted as counsel to Trans Energy, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-4 including the Joint Proxy Statement / Prospectus, related to the issuance of 6,415,350 shares of the Company's authorized but previously unissued common stock, par value One Tenth of a Cent ($.001) per share (the "Common Stock"). The subject 6,415,350 shares of Common Stock (the "Shares") are to offered and exchanged in connection with the Company's merger with Natural Gas Technologies, Inc. pursuant to fulfillment of the terms and conditions set forth in the Registration Statement filed on Form S-4 in accordance with the registration provisions of the Securities Act of 1933, as amended.

         I have examined the Articles of Incorporation and all amendments thereto, By-Laws, minutes of corporate proceedings and other corporate documents with respect to the issuance of the Shares. I have been furnished with originals, or copies certified to my satisfaction, of all such corporate or other records of the Company (the "Corporate Records") and I have made such other legal and factual examinations and inquiries as I have considered necessary as a basis for the opinions expressed herein. In the examination of the Corporate Records, I have presumed the authenticity of all signatures which existed on the Corporate Records and have presumed the veracity and regularity of all Corporate Records.

         As to the  question of fact  material to this  opinion  letter,  I have relied upon the representations and warranties, certificates of and conversations and correspondences with, officers and representatives of the Company. Based upon the foregoing, I am of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.

         2. The Shares have been legally and validly authorized under the Articles of Incorporation and Board of Directors of the Company and, when distributed and paid for in accordance with the terms set forth in the Registration Statement (by exchanging shares of Natural Gas Technologies, Inc. capital stock), the Shares will be duly and validly issued and outstanding, fully paid and nonassessable.

Trans Energy, Inc.
Septmeber 17, 1998
Page 2

         I hereby consent to the reference to myself in the Registration Statement covering the offering of the Shares and the use of my name beneath the caption "Legal Matters" in the Joint Proxy Statement / Prospectus forming a part thereof, and to the filing of a copy of this opinion as Exhibit 5 thereof.

                                                     Yours truly,

                                                     /S/ Leonard E. Neilson
                                                     ----------------------

                                                     Leonard E. Neilson
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